Exhibit 10.42

FIRST AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT AND LIMITED WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is entered into as of August 12, 2010 by and among AFFINITY GROUP, INC., a Delaware Corporation (the “Borrower”), as a Borrower and as a Credit Party, the CREDIT PARTIES party hereto (each a “Credit Party” and, collectively, the “Credit Parties”), the LENDERS party hereto (each a “Lender” and, collectively, the “Lenders”) and WILMINGTON TRUST FSB, as administrative agent for the Lenders (the “Agent”).

A.            WHEREAS, Agent, Lenders and Credit Parties are parties to that certain Second Amended and Restated Credit Agreement dated as of March 1, 2010 (as heretofore and hereafter amended, supplemented, modified and/or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders made/make Loans to the Borrower;

B.            WHEREAS, the Credit Parties have requested that Agent and Lenders agree to modify certain terms of the Credit Agreement; and

C.            WHEREAS, the Agent and Lenders have agreed to the foregoing requests, subject in all respects to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the terms and conditions, premises and the other mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Accuracy of Recitals; Definitions.  The Credit Parties, the Agent and Lenders acknowledge and agree that the foregoing Recitals are accurate and complete and are incorporated herein by reference.  All capitalized terms used but not otherwise defined in this Amendment shall have the meanings given such terms in the Credit Agreement.

SECTION 2.        Limited Waiver.

Pursuant to the request of the Credit Parties, Agent and Lenders hereby waive any Default or Event of Default that may have occurred under Section 7.16 of the Credit Agreement subsequent to the Effective Date based on the existence of the Phantom Stock Accruals, provided, however, that: (i) this limited waiver is and shall be effective solely for the specific instance and purpose described herein and is not and shall not be applicable to any other Default or Event of Default whether now existing or hereafter occurring or to any other provision of the Credit Agreement or other Loan Documents; and (ii) all of the conditions precedent set forth in Section 4 (Conditions Precedent) of this Amendment have been satisfied.

SECTION 3.        Amendments to Credit Agreement.  The Credit Parties, the Agent and the Lenders agree that the Credit Agreement is hereby amended as follows:

(a)           Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended as follows:

(i)            to delete the definition of “Consolidated Fixed Charges Ratio” set forth therein and to replace it with the following -

“Consolidated Fixed Charges Ratio” means, as at any date, commencing with the fiscal quarter ending June 30, 2010, the ratio of (a) the total of (i) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date minus (ii) the aggregate amount of all Capital Expenditures made during such period to (b)  the sum for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) of the following:  (i) Cash Interest Expense for such period, plus (ii) all regularly scheduled payments of principal on any Indebtedness (including the Term Loans and the principal component of any payments in respect of Capital Lease Obligations for such period, plus (iii) the aggregate amount paid, or required to be paid (without duplication as between fiscal periods), in cash in respect of income, franchise and other like taxes (excluding real estate taxes) for such period (to the extent not deducted in determining EBITDA for such period) (but excluding any accrued tax liability not paid in cash resulting from the election by the Borrower to be treated as an “S Corporation” under the Code or from the election by the Borrower to treat any of the Guarantors as “Qualified Subchapter S Subsidiaries” under the Code) plus (iv) Permitted Tax Distributions to the extent paid in cash during such period plus (v) any payments in respect of deferred compensation to the extent paid in cash or Cash Equivalents during such period plus (vi) any payments in respect of Phantom Stock Agreements to the extent paid in cash or Cash Equivalents during such period; provided, however, that the Consolidated Fixed Charges Ratio for any period prior to the Effective Date shall be determined on a pro forma basis.

(ii)           to delete the definition of “EBITDA” set forth therein in its entirety and to replace it with the following -

“EBITDA” means, for any period, operating income for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) for such period plus (to the extent deducted in computing operating income) income, franchise and other like taxes (excluding real estate taxes) expensed during such period, interest, depreciation, amortization and other write-offs of intangible assets such as goodwill and any other non-cash income or charges expensed for such period (including such charges in respect of Phantom Stock Accruals, but expressly excluding any payments made in cash or Cash Equivalents on account of any Phantom Stock Agreements) and (except to the extent received or paid in cash by the Credit Parties) income or loss attributable to equity in Affiliates for such period, excluding from the calculation of such operating income (determined on a consolidated basis without duplication in accordance with GAAP) any extraordinary and unusual gains or losses (determined on a consolidated basis without duplication in accordance with GAAP) during such period and excluding from the calculation of such operating income the income or loss from any Casualty Events and Dispositions.  Notwithstanding the foregoing which may be to the contrary, the following shall not be deducted in determining operating income: amounts accrued or paid as consent fees, waiver fees, deferred financing costs or intangible assets which are written off as a consequence of the waiver, amendment, repayment or discharge of Indebtedness under or with respect, to the extent paid on or around the Effective Date only, to (x) the Existing Credit Agreement, (y) this Agreement and the other financial proposals preceding this Agreement, and (z) the Camping World Credit Facility, provided further, however, that items (x), (y) and (z) shall not be applicable for purposes of this definition in calculating EBITDA in connection with any future transactions entered into by the Company.

Notwithstanding the foregoing, if during any period for which EBITDA is being determined, any Credit Party shall have consummated any Acquisition and (if such acquisition is a stock or other equity Acquisition) the company acquired in such Acquisition becomes a Subsidiary in accordance with the provisions of Section 6.10(a) then, for all purposes of this Agreement, with the exception of the calculation of Excess Cash Flow, EBITDA shall be determined on a pro forma basis as if such Acquisition had been made or consummated on the first day of such period.

(iii)          to delete the definition of “Excess Cash Flow” set forth therein in its entirety and to replace it with the following -

“Excess Cash Flow” means, for each fiscal year, commencing with the fiscal year ending December 31, 2010 and for each fiscal year thereafter, (a) the sum of EBITDA plus Related Retail Sale-Leaseback Proceeds received in such fiscal year minus (b) the sum of the following (to the extent not deducted in computing EBITDA):  (i) Cash Interest Expense for such fiscal year, plus (ii) the aggregate amount of all Non-Financed Capital Expenditures made during such fiscal year, plus (iii) all regularly scheduled payments, mandatory prepayments and voluntary prepayments (other than any voluntary prepayments in respect of the Camping World Credit Agreement) of principal on any Indebtedness (including the Term Loans and the principal component of any payments in respect of Capital Lease Obligations for such fiscal year), plus (iv)  the aggregate amount paid, or required to be paid, in cash in respect of income, franchise, and other like taxes (excluding real estate taxes) for such fiscal year, plus (v) all Permitted Tax Distributions to the extent paid in cash during such fiscal year, plus (vi) any payments in respect of (x) deferred compensation or (y) the Phantom Stock Agreements to the extent permitted to be paid pursuant to Section 7.6, in each case, (x) and (y), to the extent paid in cash or Cash Equivalents during such fiscal year, plus (vii) any other Restricted Junior Payments made in cash to the extent permitted to be made pursuant to Section 7.6, in each case, to the extent paid in cash or Cash Equivalents during such fiscal year minus (c) any net increase in Working Capital during such fiscal year plus (d) any net decrease in Working Capital during such fiscal year.

(iv)          to delete the definition of “Restricted Junior Payment” set forth therein in its entirety and to replace it with the following -

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Credit Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; provided, however, that any payments in cash or Cash Equivalents on account of any Phantom Stock Agreements shall constitute a Restricted Junior Payment, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Credit Party now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Credit Party now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

(v)           to add the following definition in the appropriate alphabetical order:

“First Amendment” shall mean that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August     , 2010, by and among the Credit Parties, Agent and Lenders party thereto.

(b)           Section 7.6 of the Credit Agreement (Restricted Junior Payments and Cash Flow Distributions) is hereby amended to add a new subsection (v) after the end of subsection (iv) set forth therein as follows:

“and (v) so long as no Default or Event of Default shall have occurred or be continuing or shall be caused thereby, the Borrower make any payments in cash or Cash Equivalents in respect of Phantom Stock Accruals;”

(c)           Section 7.7 of the Credit Agreement (Transactions with Affiliates) is hereby amended to delete subsection (iv) set forth therein in its entirety and to replace it with the following:

“(iv)        the Borrower may make payments under the Phantom Stock Agreements for key employees of the Borrower to the extent that such payments are permitted to be made pursuant to the other provisions of this Agreement;”

(d)           Section 7.16 of the Credit Agreement (Compensation Payments to Stephen Adams; Management Compensation) is hereby deleted in its entirety and replaced with the following:

“7.16.     Compensation Payments to Stephen Adams; Management Compensation  No Credit Party shall pay or cause to be paid any salary, bonuses or other compensation payments to Stephen Adams except (a) in the event of a change in circumstances related to management personnel or management structure of the Credit

Parties as a result of which Stephen Adams is performing duties other than those performed by him as Chairman of the Board of Directors of the Borrower as of the Effective Date, or (b) with the consent of the Required Lenders.  Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no Credit Party will make any payments in cash or Cash Equivalents in respect of any Phantom Stock Accruals or otherwise in respect of Phantom Stock Accruals pursuant to any Phantom Stock Agreements or otherwise if a Default or Event of Default has occurred or is continuing or would result from such payment.”

SECTION 4.        Conditions Precedent.  Agent and Lenders’ obligations to enter into this Amendment and to perform their obligations hereunder and the consents and amendments given or made herein are all subject to the conditions precedent that the Agent shall have received the following documents and other items, each, satisfactory (in form and substance, as applicable) to Required Lenders, their sole discretion, duly executed where appropriate by authorized representatives of the Credit Parties and all other parties thereto, as the case may be and, notwithstanding anything herein to the contrary, upon execution of this Amendment by the Credit Parties, Agent and Lenders immediately shall be entitled to all of the rights, remedies, and benefits of this Amendment:

(a)           The Agent shall have received the countersignatures of the Credit Parties, and the other parties listed on the signature pages hereto, to this Amendment evidencing their agreement to the terms and provisions hereof, and Agent and Required Lenders shall have evidenced their acceptance thereof by executing this Amendment;

(b)           No Default or Event of Default shall have occurred or be continuing on the date of this Amendment after giving effect hereto; and

(c)           The Agent shall have received all fees, charges and expenses due and payable to Agent and Lenders pursuant to this Amendment and/or the other Loan Documents.

SECTION 5.  Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended.  This Amendment shall not constitute a novation, satisfaction and accord, cure, release and/or satisfaction of the Credit Agreement and/or other Loan Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein and therein in full.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Document or any other document or instrument to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.  Each reference in the Credit Agreement and/or other Loan Documents or any other document or instrument to any Loan Documents or words of similar import shall mean and be a reference to the Loan Documents as amended hereby.

SECTION 6.        Representations.  Each Credit Party hereby represents and warrants to Agent and Lenders as follows as of the date hereof: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Amendment and the other Loan Documents to which it is a party are within its powers, have been duly authorized by all limited liability company, corporate or other organizational action, as applicable, and do not contravene (i) its certificate of formation or other organizational documents, or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it; (d) this Amendment has been duly executed by it and it has delivered to the Agent true, accurate and complete executed copies of this Amendment and all schedules and exhibits hereto; (e) this Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) after giving effect to this Amendment, it is in compliance with all covenants and agreements in the Loan Documents and it is not in default under the Credit Agreement or any other Loan Document and no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment, and (g) the representations and warranties contained in the Loan Documents are true and correct in all respects as of the date hereof as if made on such date.

SECTION 7.        RELEASE.  EACH CREDIT PARTY HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT AND THE LENDERS.  EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, THE LENDERS AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, COUNSEL, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED THAT ANY CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

SECTION 8.        Miscellaneous.

(a)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Credit Agreement or any other Loan Document or any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to Agent whether under the Credit Agreement, other Loan Documents, at law or otherwise.

(b)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The Credit Parties shall provide original signed copies of all Loan Documents.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(c)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Credit Agreement or the applicable Loan Document.  This Amendment shall be considered part of the Credit Agreement and shall be a Loan Document for all purposes under the Credit Agreement and other Loan Documents.

(d)           This Amendment, the Credit Agreement, and the Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.  If any provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

(e)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW

PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

(f)            No Credit Party may assign, delegate or transfer this Amendment or any of its rights or obligations hereunder or thereunder and any delegation, transfer or assignment in violation hereof shall be null and void.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party or any other Person other than Agent and each Lender.  Nothing contained in this Amendment shall be construed as a delegation to Agent of any Credit Party’s duties of performance, including, without limitation, any duties under any account or contract in which Agent has a security interest or Lien.  This Amendment shall be binding upon the Credit Parties, the Agent and Lenders and their respective successors and permitted assigns.  Agent’s and Lenders’ ability to assign, sell or transfer all of any part of this Amendment shall be governed by the Credit Agreement.

(g)           Each Credit Party hereby: (i) reaffirms its obligations under the Credit Agreement and each of the other Loan Documents to which it is a party, and (ii) agrees that each of such Loan Documents remain in full force and effect and are hereby ratified and confirmed.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent shall affect such representations or warranties or the right of Agent to rely upon them.

(h)           Each Credit Party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as Agent may reasonably request in order to more effectively consummate the transactions contemplated hereby.

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SIGNATURE PAGE 1 OF 6 TO

FIRST AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this First Amendment to Second Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above to be effective on such date.

CREDIT PARTIES:	AFFINITY GROUP, INC., as Borrower

	By:	/s/ Thomas F. Wolfe
Name: Thomas F. Wolfe
Title: Senior Vice President

SIGNATURE PAGE 2 OF 6 TO

FIRST AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AFFINITY BROKERAGE, INC.

AFFINITY GUEST SERVICES, INC.

AFFINITY ROAD AND TRAVEL CLUB, INC.

AGI PRODUCTIONS, INC.

CAMP COAST TO COAST, INC.

COAST MARKETING GROUP, INC.

EHLERT PUBLISHING GROUP, INC.

GOLF CARD INTERNATIONAL CORP.

GOLF CARD RESORT SERVICES, INC.

GSS ENTERPRISES, INC.

POWER SPORTS MEDIA, INC.

TL ENTERPRISES, INC.

VBI, INC., as Guarantors

By:	/s/ Thomas F. Wolfe
Name: Thomas F. Wolfe
Title: Senior Vice President

SIGNATURE PAGE 3 OF 6 TO

FIRST AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CAMPING REALTY, INC.

CAMPING WORLD CARD SERVICES, INC.

CAMPING WORLD, INC.

CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC.

CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.

CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.

CWI, INC.

CW MICHIGAN, INC., as Guarantors

By:	/s/ Kenneth Marshall
Name: Kenneth Marshall
Title: Chief Financial Officer

SIGNATURE PAGE 4 OF 6 TO

FIRST AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:

WILMINGTON TRUST FSB, as
Administrative Agent

By:	/s/ Jeffery Rose
Name: Jeffery Rose
Title: Vice President

SIGNATURE PAGE 5 OF 6 TO

FIRST AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:

GOLDENTREE LEVERAGE LOAN MASTER FUND, LTD

By: GOLDENTREE LEVERAGE LOAN MANAGER LLC

By:	/s/ Karen Weber
Name: Karen Weber
Title: Director – Bank Debt

GOLDENTREE CREDIT OPPORTUNITIES FINANCING I, LTD.

By: GOLDENTREE ASSET MANAGEMENT, L.P., its Investment Advisor

By:	/s/ Karen Weber
Name: Karen Weber
Title: Director – Bank Debt

GOLDENTREE MASTER FUND, LTD.

By: GOLDENTREE ASSET MANAGEMENT, L.P., its Investment Advisor

By:	/s/ Karen Weber
Name: Karen Weber
Title: Director – Bank Debt

SIGNATURE PAGE 6 OF 6 TO

FIRST AMENDMENT AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

GOLDENTREE MASTER FUND II, LTD.

By: GOLDENTREE ASSET MANAGEMENT, L.P., its Investment Advisor

By:	/s/ Karen Weber
Name: Karen Weber
Title: Director – Bank Debt